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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement No. 333-73267 on Form S-4 of Ardent Software, Inc. of our report dated January 22, 1999 (March 30, 1999 as to Note 13 to the consolidated financial statements) (which expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement of the 1996 statement of operations) appearing in the Proxy Statement/Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Historical Financial Data" and "Experts" in such Proxy Statement/Prospectus.



                                          DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 30, 1999